As filed with the Securities and Exchange Commission on January 20, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARENA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	23-2908305
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6154 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Steven W. Spector, Esq.

Executive Vice President, General Counsel and Secretary

6154 Nancy Ridge Drive

San Diego, California 92121

858.453.7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Charles S. Kim, Esq.

Steven M. Przesmicki, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

858.550.6000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Number of Shares to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. Such indeterminate number or amount of common stock is being registered as may from time to time be offered at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

Arena Pharmaceuticals, Inc.

Common Stock

We may, from time to time, offer and sell shares of our common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus or in a free writing prospectus, or may be set forth in one or more documents incorporated by reference in this prospectus. You should read this prospectus, the information incorporated by reference into this prospectus and any applicable prospectus supplement or free writing prospectus carefully before you invest.

Shares of our common stock may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any common stock with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options to purchase additional shares will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ARNA.” On January 16, 2015, the last reported sale price of our common stock on The NASDAQ Global Select Market was $5.41 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus and as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 20, 2015.

We have not authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus that we may authorize in connection with an offering of our common stock. We are not making an offer to sell or seeking an offer to buy shares of our common stock under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or free writing prospectus, and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration statement, we may sell from time to time in one or more offerings the common stock described in this prospectus. No limit exists on the aggregate number of shares that we may sell pursuant to the registration statement.

Each time we sell any common stock under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock.

Arena Pharmaceuticals®, Arena® and our corporate logo are registered service marks of Arena. BELVIQ® is a registered trademark of Arena Pharmaceuticals GmbH. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Unless otherwise specified or required by context, references in this prospectus to “Arena Pharmaceuticals,” “Arena,” “we,” “us” and “our” refer to Arena Pharmaceuticals, Inc., and its wholly owned subsidiaries on a consolidated basis.

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all the information that may be important to purchasers of our common stock. Prospective purchasers of our common stock should carefully read and consider this entire prospectus, all documents incorporated by reference herein, any prospectus supplement accompanying this prospectus, and any related free writing prospectus.

Company Overview

We are a biopharmaceutical company focused on discovering, developing and commercializing novel drugs that target G protein-coupled receptors, or GPCRs, to address unmet medical needs. Our US operations are located in San Diego, California, and our operations outside of the United States, including our commercial manufacturing facility, are located in Zofingen, Switzerland.

BELVIQ® (lorcaserin HCl), our internally discovered drug approved by the US Food and Drug Administration, or FDA, for chronic weight management as an adjunct to reduced calorie diet and increased physical activity in adults who are overweight with a comorbidity or obese, is our first and only drug approved by any regulatory agency for marketing. BELVIQ was made available by prescription in the United States in June 2013. Our collaborators have pending applications for the regulatory approval of BELVIQ for marketing in a number of additional countries.

We also have a pipeline of drug candidates and compounds at various stages of research and development. Our most advanced drug candidates include BELVIQ for smoking cessation, in a combination therapy and in a once-daily formulation; ralinepag for vascular diseases; APD334 for autoimmune diseases; APD371 for pain; and temanogrel for thrombotic diseases. Our pipeline also includes numerous earlier-stage programs.

The key elements of our strategy are as follows:

•	Make BELVIQ Available to Patients for Chronic Weight Management. We have agreements with pharmaceutical companies (including Eisai Inc. and Eisai Co., Ltd., for most territories worldwide; Ildong Pharmaceutical Co., Ltd., or Ildong, for South Korea; CY Biotech Company Limited for Taiwan; and Teva Pharmaceutical Industries Ltd.’s local Israeli subsidiary for Israel) that provide them rights and responsibilities to seek regulatory approval and commercialize BELVIQ for chronic weight management. Our Swiss subsidiary, Arena Pharmaceuticals GmbH, will manufacture and supply BELVIQ for these pharmaceutical companies to commercialize in their respective territories.

•	Pursue Additional BELVIQ Opportunities. We will explore with our collaborators or independently additional indications, formulations and combinations for BELVIQ.

•	Advance our Pipeline and GPCR Research. Our technologies, infrastructure and integrated approach to research and development have allowed us to identify and develop an FDA-approved drug and a pipeline of novel drug candidates and preclinical compounds. We will advance our pipeline of drug candidates independently and through collaborations with pharmaceutical companies, as well as continue our research and development efforts to discover and advance new compounds.

Following is a summary of our internally discovered GPCR portfolio:

We have commercial rights for our programs and drug candidates, except for our collaborators’ rights with respect to BELVIQ and Ildong’s rights with respect to temanogrel.

Recent Clinical Developments

APD334

In January 2015, we announced top-line results from a Phase 1b multiple ascending dose clinical trial for APD334, an oral drug candidate that targets the sphingosine 1-phosphate subtype 1, or S1P1, receptor for the potential treatment of autoimmune diseases.

In the Phase 1b clinical trial, APD334 demonstrated a dose-dependent effect on lymphocyte count lowering in blood, with mean decreases from baseline of up to 69%. Lymphocyte counts, on average, recovered to baseline within one week of conclusion of dosing. There were no clinically significant safety findings with respect to heart rate or rhythm or pulmonary function, and no clinically significant elevations in liver enzyme tests. The most common treatment-emergent adverse events were mild or moderate contact dermatitis, headache, constipation and diarrhea, with none being clearly drug related. There were no discontinuations for adverse events, and no serious adverse events were observed.

The randomized, double-blind, placebo-controlled Phase 1b clinical trial evaluated the safety, tolerability, pharmacodynamics and pharmacokinetics of multiple-ascending doses of APD334. In five different dosing cohorts, a total of 50 healthy volunteers received APD334 and 10 received placebo for 21 days.

We plan to advance APD334 into Phase 2 clinical trials by around the middle of 2015 for ulcerative colitis and Crohn’s disease.

Ralinepag

In January 2015, we initiated patient dosing in a 22-week, randomized, double-blind and placebo-controlled Phase 2 clinical trial of ralinepag, an orally available agonist of the prostacyclin, or IP, receptor, for the treatment of Pulmonary Arterial Hypertension, or PAH. The trial will seek to evaluate the hemodynamic and exercise tolerance effects, safety and tolerability of multiple-ascending doses of ralinepag in up to 60 patients with PAH.

Intellectual Property

BELVIQ Intellectual Property

As of January 1, 2015, we owned issued patents that cover compositions of matter for the BELVIQ new chemical entity and related compounds, and methods of treatment utilizing BELVIQ and related compounds in 69 jurisdictions, including the United States, Japan, China, Germany, France, Italy, the United Kingdom, Spain, Canada, Russia, India, Australia, and South Korea, and had applications pending in two other jurisdictions, of which the one with the largest pharmaceutical market was Brazil. Based on sales statistics provided by IMS Health, the jurisdictions where BELVIQ patents have been issued accounted for more than 92% of global pharmaceutical sales in 2013, while other jurisdictions where BELVIQ patents remain pending accounted for more than 3% of global pharmaceutical sales in that same year. The patents on BELVIQ issued by the US Patent and Trademark Office have serial numbers US 6,953,787; US 7,514,422; US 7,977,329; US 8,207,158; US 8,273,734; US 8,575,149; and US 8,546,379, while the corresponding patent granted by the European Patent Office has serial number EP 1 411 881 B1. Other of our BELVIQ issued patents and patent applications including those directed to the HCl salt of BELVIQ (e.g., US 8,367,657), the hemihydrate of the HCl salt of BELVIQ as well as its crystalline forms (e.g., US 8,168,624; US 8,697,686; and EP 1 838 677 B1), and synthetic routes and intermediates useful in the manufacturing of BELVIQ, are all present in a lesser number of commercially important jurisdictions. The earliest priority date for the patents on BELVIQ is 2002. The terms of the new chemical entity patents are capable of continuing into 2023 in most jurisdictions without taking into account any patent term adjustment or extension regimes of any country or any additional term of exclusivity we might obtain by virtue of the later filed patent applications. With respect to the United States, we have filed applications for patent extension, which, if granted, will extend the patent term for one of our BELVIQ composition of matter patents into 2026 and potentially into 2027.

As of January 1, 2015, we owned registered trademarks on the use of the name BELVIQ in Class 5 for the sale and marketing of pharmaceutical preparations for weight management, weight loss, the treatment of obesity and the maintenance of weight loss in 121 jurisdictions, including the United States, Japan, China, Germany, France, Italy, United Kingdom, Spain, Russia, India, Australia and South Korea, and had trademark applications pending in 29 other jurisdictions, of which the two with the largest pharmaceutical markets were Brazil and Canada. The trademark on the name BELVIQ registered by the US Patent and Trademark Office has serial number US 4,080,253, while the corresponding trademark registered by the European Union’s Office for Harmonization in the Internal Market has serial number CTM 010224905. Other of our BELVIQ registered trademarks and trademark applications, including those in classes 9, 16, 41 and 44 for downloadable publications, publications, educational services and medical services, respectively, directed to weight management, weight loss and the maintenance of weight loss are all present in a lesser number of commercially important jurisdictions. As of January 1, 2015, we have also filed trademark applications in Class 5 on one or more transliterations of the name BELVIQ in the local character set or alphabet of 24 jurisdictions, including Japan, China, Russia and South Korea.

Relinepag (APD811) Intellectual Property

As of January 1, 2015, we owned issued patents covering compositions of matter for APD811 and related compounds and methods of treatment utilizing APD811 and related compounds, synthetic routes, and various solid state forms of APD811, in 55 jurisdictions, including the United States, Japan, China, Germany, France, Italy, United Kingdom, Spain, Russia, and Australia, and we had applications pending in 9 other jurisdictions, of which the ones with the largest pharmaceutical markets were Brazil, Canada, India, and South Korea. Based on sales statistics provided by IMS Health, the jurisdictions where APD811 patents have been issued accounted for more than 85% of global pharmaceutical sales in 2013, while other jurisdictions where APD811 patents remain pending accounted for more than 9% of global pharmaceutical sales in that same year. The patent on APD811 issued by the US Patent and Trademark Office has serial number US 8,895,776, while the corresponding patent granted by the European Patent Office has serial number EP 2 280 696 B2. Other of our APD811 patent applications, including those directed to formulations, synthetic processes, and dosage regimens of APD811, have been filed. The earliest priority date for the patents on APD811 is 2008. The terms of these patents are capable of continuing into 2029 in most jurisdictions without taking into account any patent term adjustment or extension regimes of any country or any additional term of exclusivity we might obtain by virtue of the later filed patent applications.

APD334 Intellectual Property

As of January 1, 2015, we owned issued patents that cover compositions of matter for APD334 and related compounds, methods of treatment utilizing APD334 and related compounds, and various salts of APD334 and crystalline forms thereof in 16 jurisdictions, including the United States, Japan, China, and Russia, and had applications pending in 8 other jurisdictions, of which the largest pharmaceutical markets were Europe, Brazil, Canada, India, Russia, Australia, and South Korea. Based on sales statistics provided by IMS Health, the jurisdictions where APD334 patents have been issued accounted for more than 58% of global pharmaceutical sales in 2013, while other jurisdictions where APD334 patents remain pending accounted for more than 34% of global pharmaceutical sales in that same year. The patent on APD334 issued by the US Patent and Trademark Office has serial number US 8,580,841. Other of our APD334 pending patent applications, including those directed to synthetic routes and intermediates useful in the manufacturing of APD334 have all been filed in a lesser number of commercially important jurisdictions. The earliest priority date for the patents on APD334 is 2008. The terms of any patents that may issue from these patent applications should be capable of continuing into 2029 in most jurisdictions without taking into account any patent term adjustment or extension regimes of any country or any additional term of exclusivity we might obtain by virtue of the later filed patent applications.

APD371 Intellectual Property

As of January 1, 2015, we owned issued patents covering compositions of matter for APD371 and related compounds in 4 jurisdictions, including the United States, and we had applications pending in 19 other jurisdictions, of which the ones with the largest pharmaceutical markets were Europe, Japan, China, Brazil, Canada, Russia, India, Australia, and South Korea. Based on sales statistics provided by IMS Health, the jurisdictions where ADP371 patents have been issued accounted for more than 39% of global pharmaceutical sales in 2013, while other jurisdictions where APD371 patents remain pending accounted for more than 57% of global pharmaceutical sales in that same year. The patent on APD371 issued by the US Patent and Trademark Office has serial number US 8,778,950. Other of our APD371 patent applications, including those directed to various solid state forms of APD371, have all been filed in a similar number of commercially important jurisdictions. The earliest priority date for the patents on APD371 is 2009. The terms of these patents are capable of continuing into 2030 in most jurisdictions without taking into account any patent term adjustment or extension regimes of any country or any additional term of exclusivity we might obtain by virtue of the later filed patent applications.

Temanogrel Intellectual Property

As of January 1, 2015, we owned issued patents that cover compositions of matter for temanogrel and related compounds and methods of treatment utilizing temanogrel and related compounds in 84 jurisdictions, including the United States, Japan, China, Germany, France, Italy, the United Kingdom, Spain, Canada, Russia, Australia, and South Korea, and had applications pending in 15 other jurisdictions, of which the largest pharmaceutical markets were Brazil and India. Based on sales statistics provided by IMS Health, the jurisdictions where temanogrel patents have been issued accounted for more than 91% of global pharmaceutical sales in 2013, while other jurisdictions where temanogrel patents remain pending accounted for more than 7% of global pharmaceutical sales in that same year. The patent on temanogrel issued by the US Patent and Trademark Office has serial number US 7,884,101, while the corresponding patent granted by the European Patent Office has serial number EP 1 833 799 B1. Other of our temanogrel issued patents and patent applications, including those directed to the temanogrel HCl salt as well as its crystalline forms, synthetic routes and intermediates useful in the manufacturing of temanogrel, and the active metabolites of temanogrel have all been filed in a lesser number of commercially important jurisdictions. The earliest priority date for the patents on temanogrel is 2004. The terms of these patents are capable of continuing into 2025 in most jurisdictions without taking into account any patent term adjustment or extension regimes of any country or any additional term of exclusivity we might obtain by virtue of the later filed patent applications.

Company Information

We incorporated in the state of Delaware in April 1997. Our corporate offices are located at 6154 Nancy Ridge Drive, San Diego, California 92121, our telephone number is 858.453.7200 and our website address is www.arenapharm.com. The information contained in or accessible through our website does not constitute part of this prospectus.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus. The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in any applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus, including the documents that we incorporate by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” “unlikely” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any applicable prospectus supplement or free writing prospectus, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and/or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement or free writing prospectus, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of common stock under this prospectus for the clinical and preclinical development of drug candidates, for discovery research for new drug candidates, for general corporate purposes, including working capital, costs associated with product sales and manufacturing services, capital expenditures and debt repayment, and potentially for the commercialization of any new approved drugs. We may also use a portion of the net proceeds to acquire drugs or drug candidates, technologies, businesses or other assets, although we have no current plans, commitments or agreements to do so as of the date of this prospectus. The timing and amount of our actual expenditures will be based on many factors, including the timing and success of our preclinical and clinical trials, our current and any future collaborations for our research and development programs, whether we choose to curtail some of our research or development activities and whether we achieve regulatory approval of any new drug candidates. We will retain broad discretion in determining how we will allocate the net proceeds from the sale of common stock under this prospectus.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our amended and restated certificate of incorporation, as amended, authorizes us to issue 367,500,000 shares of common stock, par value $0.0001 per share, and 7,500,000 shares of preferred stock, par value $0.0001 per share. As of January 16, 2015, 220,463,035 shares of common stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

Voting. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval.

Dividends and Other Distributions. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

Distribution on Dissolution. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

Other Rights. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock

Under our amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate up to 7,500,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of our common stock.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Anti-Takeover Provisions

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) before the date that the person became an “interested stockholder,” our board of directors approved either the “business combination” or the transaction which makes the person an “interested stockholder,” (ii) the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or (iii) after the date that the person became an “interested stockholder,” the business combination is approved by our board of directors and the vote of at least 66 2/3% of our outstanding voting stock that is not owned by the “interested stockholder.” Generally, a “business combination” includes (A) any merger or consolidation involving the corporation and the interested stockholder, (B) any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation, (C) subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, (D) any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder, or (E) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation. An “interested stockholder” is a person who either owns 15% or more of our outstanding voting stock or, together with affiliates and associates, owns or, within three prior years, did own, 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in our control.

Bylaw and Certificate of Incorporation Provisions. Our amended and restated bylaws provide that special meetings of our stockholders may be called by our board of directors or President. Our amended and restated certificate of incorporation (i) specifies that the authorized number of directors shall be fixed by our board of directors in the manner provided by our amended and restated bylaws, which provide that the number of directors constituting our board of directors shall be fixed from time to time by resolution passed by a majority of our board of directors and (ii) does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our amended and restated certificate of incorporation and amended and restated bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Listing on the NASDAQ Global Select Market

Our common stock is listed on the NASDAQ Global Select Market under the symbol “ARNA.”

PLAN OF DISTRIBUTION

We may sell our common stock covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the common stock:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell shares of our common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any option to purchase additional shares under which underwriters may purchase additional common stock from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the common stock;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the common stock may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the common stock offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any common stock, the common stock will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the common stock will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the common stock if they purchase any of the common stock, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the common stock and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

To facilitate the offering of our common stock, underwriters participating in the offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves the sale by the underwriters for the offering of more shares than we sold to them, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares for the offering. The underwriters may close out any covered short position either by exercising their overallotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of common stock available for purchase in the open market, as compared to the price at which they may purchase common stock through their overallotment option. Naked short sales are short sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the common stock that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NASDAQ Global Select Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the share price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, San Diego, California.

EXPERTS

The consolidated financial statements of Arena Pharmaceuticals, Inc. as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the shares of common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1.800.SEC.0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. We also maintain a website at http://www.arenapharm.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K) until the termination of the offering of the shares covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 3, 2014;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 29, 2014;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 (filed with the SEC on May 12, 2014), June 30, 2014 (filed with the SEC on August 6, 2014) and September 30, 2014 (filed with the SEC on November 6, 2014);

•	our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 13, 2014, February 12, 2014, March 27, 2014, May 9, 2014, June 3, 2014, June 13, 2014, July 21, 2014, October 9, 2014, November 3, 2014, January 9, 2015, January 12, 2015 and January 20, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 26, 2000, including any amendments or reports filed for the purposes of updating this description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Arena Pharmaceuticals, Inc.

Attn: Investor Relations

6154 Nancy Ridge Drive

San Diego, California 92121

Telephone number: 858.453.7200

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following sets forth the estimated costs and expenses, all of which shall be borne by the registrant, in connection with the offering of the securities pursuant to this registration statement:

Registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printer fees and expenses	(2)
Miscellaneous fees and expenses	(2)
Total	$(2)

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by the accompanying prospectus.
(2)	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable

Item 15. Indemnification of Directors and Officers.

The registrant’s Certificate of Incorporation and Bylaws provide for indemnification of the registrant’s directors and officers to the fullest extent permitted by law. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the registrant’s Certificate of Incorporation, Bylaws and the Delaware General Corporation Law, or DGCL, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The registrant’s Certificate of Incorporation includes such a provision. As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted under the DGCL, the registrant has entered into indemnification agreements with each of its directors and executive officers that require the registrant to indemnify such persons against any and all expenses (including attorneys’, witness or other professional fees), and unless in connection with a proceeding by or in the right of the registrant, any and all judgments, fines and amounts paid in settlement, actually and reasonably incurred by such persons or on such persons’ behalf in connection with any proceeding, whether actual or threatened, to which any such person may be involved as a party or otherwise by reason of the fact that such person is or was a director or an executive officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee, agent or fiduciary of another enterprise, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under these agreements, the registrant is not required to provide indemnification for certain matters, including:

•	indemnification beyond that permitted by applicable law;

•	except as provided in the indemnification agreements, an accounting of profits made from the purchase and sale (or sale and purchase) by such director or executive officer of securities of the registrant within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or similar provisions of state statutory law or common law;

•	except as provided in the indemnification agreements, any reimbursement of the registrant by such director or executive officer of any bonus or other incentive-based or equity-based compensation or of any profits realized by such director or executive officer from the sale of securities of the registrant, as required in each case under the Exchange Act; or

•	except as provided in the indemnification agreements, in connection with any proceeding initiated by such director or executive officer, unless (i) the registrant’s Board of Directors authorized the proceeding prior to its initiation or (ii) the registrant provides the indemnification, in its sole discretion, pursuant to the powers vested in the registrant under applicable law.

The indemnification agreements also set forth certain procedures, presumptions and remedies that will apply in the event of a claim for indemnification thereunder.

Item 16. Exhibits.

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

4.1	Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

4.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

4.3	Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 4.3 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2009, Commission File No. 333-160329)

4.4	Certificate of Amendment No. 3 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 3.4 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 20, 2012, Commission File No. 333-182238)

4.4	Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2014, Commission File No. 000-31161)

4.5	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 19, 2000, Commission File No. 333-35944)

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b); and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on January 20, 2015.

ARENA PHARMACEUTICALS, INC.

By:	/s/ Jack Lief
Jack Lief, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Lief and Steven W. Spector, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments (including exhibits thereto and other documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signatures	Date

By:	/s/ Jack Lief Jack Lief, President, Chief Executive Officer and Director (principal executive officer)	January 20, 2015

By:	/s/ Robert E. Hoffman Robert E. Hoffman, Senior Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)	January 20, 2015

By:	/s/ Dominic P. Behan Dominic P. Behan, Ph.D., Director	January 20, 2015

By:	/s/ Donald D. Belcher Donald D. Belcher, Director	January 20, 2015

By:	/s/ Scott H. Bice Scott H. Bice, Director	January 20, 2015

	Signatures	Date

By:	/s/ Harry F. Hixson Harry F. Hixson, Jr., Ph.D., Director	January 20, 2015

By:	Tina S. Nova, Ph.D., Director	January , 2015

By:	/s/ Phillip M. Schneider Phillip M. Schneider, Director	January 20, 2015

By:	/s/ Christine A. White Christine A. White, M.D., Director	January 20, 2015

By:	/s/ Randall E. Woods Randall E. Woods, Director	January 20, 2015

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement

4.1	Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 3.1 to Arena’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed with the Securities and Exchange Commission on August 14, 2002, Commission File No. 000-31161)

4.2	Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation of Arena (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 28, 2006, Commission File No. 333-135398)

4.3	Certificate of Amendment No. 2 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 4.3 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2009, Commission File No. 333-160329)

4.4	Certificate of Amendment No. 3 of the Fifth Amended and Restated Certificate of Incorporation of Arena, as amended (incorporated by reference to Exhibit 3.4 to Arena’s registration statement on Form S-8 filed with the Securities and Exchange Commission on June 20, 2012, Commission File No. 333-182238)

4.4	Amended and Restated Bylaws of Arena (incorporated by reference to Exhibit 3.1 to Arena’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 9, 2014, Commission File No. 000-31161)

4.5	Form of common stock certificate (incorporated by reference to Exhibit 4.2 to Arena’s registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission on July 19, 2000, Commission File No. 333-35944)

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1 to this filing)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on the signature page hereto)

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.